Exhibit 10.13

LEASE AGREEMENT APPENDIX

In Santiago Chile, this 01 day of January 2010 between Mr. Carlos Tornquist Bertrand ID number 8.450.627-3 chilean national residing at Bio Bio 1430 in the city of Santiago, on behalf of Inversiones Farolito Limitada, ID number 76.020.085-9 acting as lessor on one party and on the other party Patricia Bravo Arevalo ID number 7.905.033-4 chilean national residing at Los Algarrobos 2228 in the city of Santiago on behalf of LAKELAND INDUSTRIES INC. AGENCIA EN CHILE ID number 59.118.610-8, acting as lessee, have agreed the following:

Regarding point nº 4 of the Lease Agreement dated January 01 2009 regarding the contract timeframe, both parties agree on extending this contract for a period of one year, meaning this contract will expire the 01 date of January 2011.

The new lease rent fee has been agreed in $ 745,000 (seven hundred forty five thousand Chilean pesos).

In the event of any legal dispute for this legal agreement, both parties are domiciled at Santiago  Chile and will submit to the  jurisdiction of the local legal authorities.

This agreement has been signed by both parties having each one of the parties an exact copy of the document.

/s/Carlos Tornquist Bertrand	/s/ Patricia Bravo Arévalo
LESSOR	LESSEE
p.p. INVERSIONES FAROLITO LTDA.	p.p.LAKELAND INDUSTRIES INC.
AGENCIA EN CHILE
Carlos Tornquist Bertrand	Patricia Bravo Arévalo

ID num: 8.450.627-3	ID num: 7.905.033-4